Met Investors Series Trust

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John L. Chilton, David C. Mahaffey, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, and any Assistant Secretary and the other officers of Met Investors Series Trust (the “Trust”), and each of them singly, our true and lawful attorneys and agents, with full power to them and each of them to sign, for us, and in each of our names and in the capacities indicated below, any and all registration statements on Form N-14 applicable to the Trust and any amendments or supplements thereto relating to the reorganization of the Acquired Portfolio into the Acquiring Portfolio, as set forth below, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, granting unto said attorney and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as we might or could do in person, with full power of substitution and revocation; and we do hereby ratify and confirm all that said attorneys and agents may lawfully do or cause to be done by virtue of this power of attorney.

Acquired Portfolio	Acquiring Portfolio
ClearBridge Aggressive Growth Portfolio II (formerly Janus Forty Portfolio)	ClearBridge Aggressive Growth Portfolio

/s/ Elizabeth M. Forget Elizabeth M. Forget, Trustee and President Signed: November 20, 2013	/s/ Stephen M. Alderman Stephen M. Alderman, Trustee Signed: November 20, 2013	Jack R. Borsting, Trustee Signed: November , 2013

/s/ Robert J. Boulware Robert J. Boulware, Trustee Signed: November 20, 2013	/s/ Susan C. Gause Susan C. Gause, Trustee Signed: November 20, 2013	/s/ Nancy Hawthorne Nancy Hawthorne, Trustee Signed: November 20, 2013

/s/ Keith M. Schappert Keith M. Schappert, Trustee Signed: November 20, 2013	/s/ Linda B. Strumpf Linda B. Strumpf, Trustee Signed: November 20, 2013	/s/ Dawn M. Vroegop Dawn M. Vroegop, Trustee Signed: November 20, 2013